UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2009

AMERICAN SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-12456	58-1098795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

470 East Paces Ferry Road, N.E. Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 261-4381

(Former name or former address, if changed since last report) Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 26, 2009, American Software, Inc. (the “Company”) issued a press release announcing that it is extending the expiration date for its previously announced cash tender offer for all of the outstanding common stock of Logility, Inc. not currently owned by American Software. The “Expiration Date,” as set forth in the Company’s Offer to Purchase dated May 22, 2009, and the related Letter of Transmittal (together, and as amended or supplemented by the information set forth in the press release, the “Offer Documents”), and as previously extended to Midnight on June 25, 2009, is being further extended to Midnight New York City time, on Monday, June 29, 2009 (the “New Expiration Date”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1    Press Release issued June 26, 2009 announcing the extension of the expiration for its previously announced cash tender offer for all of the outstanding common stock of Logility, Inc. not currently owned by American Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SOFTWARE, INC.

Dated: June 26, 2009	By:	/s/ James R. McGuone
	Name:	James R. McGuone
	Title:	Vice President and General Counsel

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